Exhibit 10.4.3

Addendum to the Lease Agreement dated March 27, 2014

Made and executed in Petah Tikva on the 28th day of November, 2017

Between:	Ogen Yielding Real Estate Ltd., Company No. 520033093
Of 3 Har Sinai St., Tel Aviv
(Hereinafter: “the Lessor”)

The first party;

And between:	PolyPid Ltd., Company No. 514105923
By its authorized signatories
Of 18 HaSivim St., Petah Tikva
(Hereinafter: “the Lessee”)

The second party;

Whereas:

On March 27, 2014 the Lessee and the Lessor signed a lease agreement [hereinafter: “the Original Agreement”] according to which the Lessee leases the Leased Premises within their meaning in the Original Agreement;

And whereas:

On July 1, 2014 the Lessor and the Lessee signed the first Addendum of the Original Agreement [hereinafter: “First Addendum”] according to which the Lessee leases from the Lessor an additional area of approximately 377sqm gross, located in the ground floor in Tamar Building in the complex, as stated in the First Addendum [the Original Agreement and the First Addendum shall be referred hereinafter: “the Lease Agreement”];

And whereas:

On July 23, 2017 the Lessor and the Lessee signed a second addendum of the Original Agreement [hereinafter: “Second Addendum”] according to which the Lessee leases from the Lessor an additional area of approximately 864sqm gross, located in Alon Building in the complex, and additional provisions and conditions were set forth in connection with this area, as stated in the Second Addendum [the Original Agreement and the First and

[Signed]	[Signed]
Ogen Yielding Real Estate Ltd.	PolyPid Ltd.

Second Addendum shall be referred hereinafter: “the Lease Agreement”];

[The Leased Premises, within their meaning in the Original Agreement, and the Additional Areas that were leased to the Lessee in accordance with the First and Second Addendum shall be referred hereinafter collectively: “the Leased Premises”];

And whereas:

The Lessee requested from the Lessor to lease the Additional Area within its meaning hereunder, in addition to the Leased Premises, and the Lessor granted the request of the Lessee as aforesaid, and set out additional conditions in connection with the Leased Premises, in accordance with the provisions set forth in this Addendum hereunder;

And whereas:	The Lessor declares that it is the owner of the Additional Area and is entitled to lease this area to the Lessee;

Therefore, it is Declared, Stipulated and Agreed between the Parties as Follows:

1.                           Preamble and interpretation

1.1.                                     The preamble to this Addendum and Appendixes thereof constitute an integral part hereof.

1.2.                                     The headings of the sections will serve for the purpose of orientation and convenience only, and will not serve for the purpose of interpreting this Addendum.

1.3.                                     Any modification or addition of this Addendum and the Lease Agreement shall be null and void unless executed in writing and signed by the parties.

2.                            The Additional Area

2.1.                                     In accordance with the provisions set forth in this Addendum, an additional area of approximately 650sqm net with additional 15% load in respect of the Public Areas in the Building within their meaning in the Lease Agreement, i.e., an area of approximately 747sqm gross shall be added to the Area of the Leased Premises, when the said area is located in the second

[Signed]	[Signed]
Ogen Yielding Real Estate Ltd.	PolyPid Ltd.

floor of the Tamar Building in the complex and whose boundaries are marked in the blueprint hereby enclosed as Appendix A of this Addendum and shall be delivered in its present condition “as-is” (hereinafter: “Additional Area”) except for the performance of all the Lessor’s Works in the Additional Area within their meaning hereunder.

Upon completion of the adjustment works in the Additional Area, a qualified surveyor shall measure the Additional Area according to the survey principles set forth hereunder, and after the survey the final net area of the Leased Premises shall be determined (hereinafter: “Final Net Area”). The gross Area of the Leased Premises is the Final Net Area of the Leased Premises in addition to 15% load for the Public Areas in the Building.

2.2.                                     The Additional Area, as marked in the blueprint hereby enclosed, shall be delivered to the Lessee in its condition “as-is” at the time of signing this Addendum and the Lessee shall raise no claim and/or demand and/or suit against the Lessor and/or anyone acting on its behalf in connection therewith, unless the Lessor was aware of a latent defect or failure and failed to disclose to the Lessee any information in connection therewith, or in the event of a latent defect or failure that was detected in the course of performance of the works, including in anything related to the performance of the Lessee’s Works in the Additional Area, within their meaning hereunder, and in its condition as stated above.

3.                            Purpose of Lease in the Additional Area

The Additional Area shall be used for office purposes subject to the provisions set forth in any law and/or the Original Agreement.

4.                            The Term of Lease in the Additional Area

4.1.                                     The Term of Lease in the Additional Area shall commence on April 1, 2018 and shall expire in 60 months as of the delivery of possession date in the Additional Area, i.e. on March 30, 2023 (hereinafter: “Term of Lease in the Additional Area”). Notwithstanding the said it is clarified that the Lessor shall have the exclusive right to notify the Lessee, by delivery of a 14 business days’ prior and written notice, that the Term of Lease in the Additional Area shall be forwarded in such manner that the said Term of Lease shall commence on March 1, 2018 and until March 30, 2018 and the Lessee shall raise no suits and/or demands in connection therewith

[Signed]	[Signed]
Ogen Yielding Real Estate Ltd.	PolyPid Ltd.

(hereinafter: “Bringing Forward the Delivery Date”). In the event the Delivery Date was brought forward by the Lessor — as of the date delivery of possession in the Leased Premises was brought forward the Lessee shall incur all payments applicable to it in accordance with the provisions set forth in this Addendum, and the commencement and expiration dates of the Term of Agreement shall be moved accordingly (in such manner that the entire term shall be 60 months of lease).

4.2.                                     Subject to the provisions set forth in the Original Agreement and this Addendum, the Lessee is hereby granted an option to extend the Term of Lease in the Additional Area by an additional period of 60 months as of the expiration of the Term of Lease in the Additional Area (hereinafter: “Option Term”). The terms of payment during the Option Term shall be — increase of 3.5% of the amount of the last payment in respect of the Rent and Management Fees (and in addition to statutory VAT, when the sums are linked to the Basic Index within its meaning in the Original Agreement). The Option Term in accordance with the said conditions shall take effect automatically unless the Lessee delivered to the Lessor written notice at least 120 (one hundred and twenty) days prior to expiration of the extended Term of Lease, stating that the Lessee wishes to terminate the engagement in connection with the Additional Area, on the condition that the Lessee fulfilled fully and timely all its material undertakings in accordance with this Addendum, and without derogating from its undertaking to provide securities and insurances as stated in this Addendum. The entire terms set forth in this Addendum shall apply to the parties during the Option Term, mutatis mutandis.

5.                            Rent and Management Fees for the Additional Area

5.1.                                     As of the delivery of possession date in the Additional Area and until expiration of the Term of Lease, the Lessee shall pay to the Lessor the following payments (in addition to the payments for the Leased Premises as stated above):

5.1.1.                           Monthly Rent for the Additional Area in the amount of NIS 45 (forty five new Israeli shekels) for each 1sqm gross of the Additional Area, in addition to linkage differentials to the Basic Index (within its meaning in the Original Agreement) and statutory VAT, and Management Fees in the amount of NIS 13 (thirteen new Israeli shekels) for each 1sqm gross of the Additional Area, in

[Signed]	[Signed]
Ogen Yielding Real Estate Ltd.	PolyPid Ltd.

addition to linkage differentials to the Basic Index (within its meaning in the Original Agreement) and statutory VAT — Rent and Management Fees shall be paid in advance for each quarter (three months of lease). Payments shall be made by an authorization to debit the account by the bank clearing house system (Masav) enclosed with this Addendum.

5.1.2.                           The Lessee shall incur all payments it is obligated to pay in connection with the Additional Area including to the municipality, and including payments for the supply of electricity in bulk vis-à-vis the Lessor, according to a low voltage time of use rates and according to the reading of the electricity meter that will be installed by the Lessor. In addition, the Lessee shall coordinate with the Lessor the supply and payment for water usage, according to the rates charged by the water corporation, based on the reading of a meter that will be installed by the Lessor. For that purpose, shortly after signing this Addendum the Lessee shall inform the municipality regarding its lease of the Additional Area.

5.1.3.                           Notwithstanding the said in Section 5.1.1 above, the Lessor grants a one-time exemption to the Lessee from payment of the Rent for the first two months of the Term of Lease in the Additional Area, however during this period the Lessee shall incur all other payments applicable to the Additional Area, as stated in this Addendum.

6.                            Lessor’s Works in the Additional Area:

6.1.                                     The Lessor agreed to perform solely the following works in the Additional Area by itself (and/or by anyone acting on its behalf) and at its expense:

6.1.1.                           Installation of a P.V.C. floor according to the customary standards in the Lessor and at its sole discretion, and in any event for final costs that shall not be greater than NIS 120 per 1sqm net (including VAT).

6.1.2.                           Painting the Additional Area in a uniform color at the discretion of the Lessee.

6.1.3.                           Repair or replacement of defective tiles of the acoustic ceiling as agreed between the parties.

[Signed]	[Signed]
Ogen Yielding Real Estate Ltd.	PolyPid Ltd.

6.1.4.                           Making the air conditioning units available and operable.

6.1.5.                           Creating of a common escape corridor in the third floor of the Additional Area.

6.1.6.                           Supplying separate electricity feed to the Additional Area.

6.1.7.                           Relocation of the communication room door in such manner that it will be located in the Additional Area, as marked in the blueprint, in accordance with the instructions set forth by a consultant/expert.

6.2.                                     All works specified in this Section shall be fully completed until the Delivery of Possession Date of the Leased Premises and no later than April 1, 2018. Without derogating from the foregoing, paint repair works shall not be deemed as preventing the entry of the Lessee to the Leased Premises.

7.                            Responsibility for maintenance of the air-conditioning systems in the Additional Area

7.1.                                     For a period of 24 months as of the delivery of possession date in the Additional Area, the Lessor shall be responsible for the working order and current maintenance (subject to reasonable wear) of the air-conditioning system in the Leased Premises, provided that no damage and/or malicious and/or negligent damage and/or misuse of the air-conditioning system are caused by the Lessee or anyone acting on its behalf, and in such circumstances the Lessee shall be held fully liable in connection therewith. As of 24 months as of delivery of possession date henceforth — the Lessee shall be solely responsible and in general for the maintenance of the air-conditioning system (including the performance of any repair and/or payment and/or addition and the like). Notwithstanding the said, the Lessor shall be responsible for repairing the following parts: A. The motor of the air-conditioning system; B. Compressor; C. The conduits reaching the air-conditioning system. In case the Lessor is responsible for the repair of a malfunction in accordance with the provisions set forth above, the malfunction shall be repaired in the following manner: in 24 hours (of a business day) as of the date the Lessor received the written notice of the Lessee regarding the malfunction — the Lessor shall dispatch a technician to inspect and repair the malfunction. If the malfunction is not repaired in 5 business days — the Lessee shall be entitled to deliver notice to the Lessor

[Signed]	[Signed]
Ogen Yielding Real Estate Ltd.	PolyPid Ltd.

regarding its attempt to repair the air-conditioning system independently and take action for the purpose of repairing the malfunction until the malfunction is repaired and in such circumstances the Lessor shall fully incur the repair costs provided that it complies with the following conditions cumulatively: A. The repair concerns solely the air-conditioning systems of the Additional Area and is not located in the Public Areas in the Building where the Additional Area is located; B. The repair cannot harm or modify adversely the condition of the entire system.

8.                            Securities and insurance

8.1.                                     At the time of signing this addendum The Lessee shall be obligated to furnish to the Lessor the securities specified hereunder. Notwithstanding the said, to the extent that the Lessee fails to furnish to the Lessor the securities specified hereunder, the securities that were provided by virtue of the Lease Agreement shall continue to apply also with respect to the Additional Area specified in this Addendum. Nevertheless, prior to the delivery of possession in the Additional Area and as a condition thereof — the Lessee shall furnish the following securities.

The following are the securities that the Lessee will furnish to the Lessor in accordance with this Addendum: a bank guarantee in an amount equal to the Rent and the Management Fees for 3 months of lease in addition to VAT and linkage differentials, in the amount of NIS 152,074 (one hundred and fifty-two thousand and seventy-four new Israeli shekels). The parties agree that the additional guarantee that is provided in respect of this Addendum is provided for the purpose of covering the undertakings of the Lessee solely in connection with this Addendum and the Lessor shall not be entitled to use this guarantee for the purpose of assuring the fulfillment of the undertakings of the Lessee in accordance with the Lease Agreement or the First and Second Addendum thereof. It is further clarified that the existing guarantees that the Lessor holds in respect of the Primary Agreement or addenda thereof may not be used as securities for the fulfillment of the undertakings of the Lessee in accordance with this Addendum.

8.2.                                     In addition, prior to the entry of the Lessee to the Leased Premises, and as a condition thereof, the Lessee undertakes to take out and increase the insurance coverage in the relevant insurances in accordance with the Insurance Appendix of the Original Agreement for the entire Term of Lease

[Signed]	[Signed]
Ogen Yielding Real Estate Ltd.	PolyPid Ltd.

in respect of the Additional Area, without derogating from the entire provisions set forth in the Lease Agreement regarding the Lessee’s insurances.

9.                            Option to lease an attached area

9.1.                                     The parties hereby agree that the Lessee is granted the option to start negotiations (according to the conditions decided between the parties) with the Lessor, for the purpose of leasing an area of approximately 256sqm gross with the addition of 15% load for the Public Areas, located in the second floor in Tamar Building and attached to the Additional Area, and marked in brown in the blueprint hereby enclosed as Appendix B of this Addendum [hereinafter: “Attached Area”] for a period of 14 days as of the date the Lessor delivers written notice to the Lessee shortly before expiration of the Term of Lease in the Attached Area (within the meaning of this term hereunder, and whichever is earlier) (hereinafter respectively: “Lessor’s Notice” and “Term of Notice”).

9.2.                                     The Lessee is aware that the Attached Area is leased to a third-party and that the Term of Lease in the Attached Area expires on September 8, 2021. The Lessee is further aware that it is possible that the Lessor and/or a third-party that leases the Attached Area at present might terminate the agreement in connection with the Attached Area earlier (the earlier of the two dates shall be referred hereinafter and as the case may be: “Expiration of the Term of the Current Lease in the Attached Area”).

9.3.                                     To the extent that during the Term of Notice the Lessee notified the Lessor regarding its refusal to lease the Attached Area [hereinafter: “Lessee’s Notice”] or in the event the Lessee did not deliver to the Lessor any notice during the Term of Notice regarding its wish to lease the Attached Area, in such circumstances, as of the expiration of the Term of Notice or the Lessor’s Notice, whichever is earlier, the right of the Lessee to lease the Attached Area shall expire and the Lessor may lease this area to any third-party and under any conditions, and the Lessee shall not raise any claims and/or demands and/or suits in connection therewith.

9.4.                                     To the extent that the Lessee notifies the Lessor during the period in which the Attached Area is available that it wishes to lease the Attached Area, the parties may conduct negotiations and will agree on the terms of lease in the Attached Area and will sign an addendum in connection therewith, within a

[Signed]	[Signed]
Ogen Yielding Real Estate Ltd.	PolyPid Ltd.

maximum period of 21 days as of expiration of the Term of Notice (hereinafter: “Signing of the Addendum in respect of the Attached Area”).

9.5.                                     It is clarified that the Lessor’s Notice and the Term of Notice are provided for one-time and shall be provided to the Lessor only shortly after the expiration of the Term of Lease in the Attached Area and to the extent that the Lessee’s Notice fails to meet the conditions set forth in Section 9.3 or, alternatively, is negative, and/or to the extent that in any event the Signing of the Addendum in respect of the Attached Area is not completed in accordance with the provisions set forth in Section 9.4, and in such circumstances the Lessor shall be free and shall be entitled to lease the Attached Area to any lessee and under any conditions, without any further obligation to deliver the Lessor’s Notice as stated above.

10.                     Miscellaneous

10.1.                              It is hereby agreed that all the provisions set forth in the Original Agreement, to the extent that they were not modified or amended expressly in this Addendum, shall have full force and effect and shall remain intact, and anywhere in the Original Agreement that includes a reference to the Leased Premises — the said reference shall be deemed to include also the Additional Area respectively, unless this Addendum includes a provision that modifies expressly the provisions set forth in the Original Agreement, and in such circumstances the provisions set forth in this Addendum shall take precedence. This Addendum shall be enclosed with the Original Agreement and shall constitute an integral part thereof.

And in witness hereof the parties are hereby undersigned:

[Signed]	[Signed]
Ogen Yielding Real Estate Ltd.	PolyPid Ltd.